SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 9, 2007

PROJECT DEVELOPMENT PACIFIC, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9815 Cawley Street, Chiliwack, BC Canada V2P 4K8
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 702-5605
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2007, the Company entered into an Asset Purchase Agreement (the "Agreement") with Blackedge Strategic Capital and Consulting Ltd. ("Blackedge"). Under the terms of the Agreement, the Company will purchase various mineral claims, comprising 80 claims in ten Townships for a total of 99,240 hectares, for total consideration of 10,000,000 shares of common stock of the Company, plus a payment of $500,000. The purchase price will be paid in ten installments of 1,000,000 shares and $50,000 cash each on or before June 30, 2008. Blackedge will also receive a 3% Net Smelter Royalty. Blackedge will transfer 1/10 of the total number of claims upon receipt of each installment payment. Other than in respect of the Agreement, there are no material relationships between Blackedge and the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    PROJECT DEVELOPMENT PACIFIC, INC.

November , 2007                                                                     /s/ Darryl Mills
                                                                                                   Date Darryl Mills, President